UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2024

TC Biopharm (Holdings) PLC

(Exact name of registrant as specified in charter)

Scotland	001-41231	N/A
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Maxim 1, 2 Parklands Way, Holytown, Motherwell, Scotland, United Kingdom	ML1 4WR
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +44 (0) 141 433 7557

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing twenty Ordinary Shares, nominal value £0.0001 per share	TCBP	The Nasdaq Stock Market LLC
Ordinary Shares, nominal value £0.0001 per share*	N/A	The Nasdaq Stock Market LLC
Warrants	TCBPW	The Nasdaq Stock Market LLC

* Not for trading, but only in connection with the listing of the American Depositary Shares on The NASDAQ Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On May 15, 2024, TC Biopharm (Holdings) PLC (the “Company”) filed its Form 10-Q for the quarter ended March 31, 2024 (the “Form 10-Q”). As noted in the Form 10-Q, the Company was not in compliance with the minimum stockholders’ equity requirement under Nasdaq Listing Rule 5550(b)(1) for continued listing on The Nasdaq Capital Market because its stockholders’ equity was below the required minimum of $2.5 million at March 31, 2024 (the “Minimum Stockholders’ Equity Requirement”).

As previously reported in our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 8, 2024, on May 6, 2024, the Company entered into a letter agreement (the “Inducement Letter”) with certain holders (the “Holders”) of existing Series E warrants (the “Existing Warrants”) to purchase ordinary shares represented by american depositary shares (the “ADSs”) of the Company. Pursuant to the Inducement Letter, the Holders agreed to exercise for cash their Existing Warrants to purchase an aggregate of 1,750,000 ADSs of the Company for cash and the payment of £0.099625 (US$0.125) per new warrant in consideration for the Company’s agreement to issue new Series F warrants to purchase ordinary shares represented by ADSs (the “New Warrants”) to purchase up to 70,000,000 of the Company’s ordinary shares represented by 3,500,000 ADSs (the “New Warrant ADSs”). On May 8, 2024, the Company received aggregate gross proceeds of approximately £3.1 million (circa $3.9m) from the exercise of the Existing Warrants by the Holders, prior to deducting placement agent fees and estimated offering expenses.

The Company believes that due to the exercise of the Existing Warrants it is now in compliance with the Minimum Stockholders’ Equity Requirement as of the date of the filing of this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2024
TC BIOPHARM (HOLDINGS) PLC

	By:	/s/ Martin Thorp
Martin Thorp
Chief Financial Officer

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